   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 1995
                                                      REGISTRATION NO. _________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                                 MERISEL, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                     95-4172359
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                           200 Continental Boulevard
                          El Segundo, California 90245
                                 (310) 615-3080
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------

                        1991 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                             KELLY M. MARTIN, ESQ.
                                General Counsel
                                 MERISEL, INC.
                           200 Continental Boulevard
                          El Segundo, California 90245
                                 (310) 615-3080
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                   COPIES TO:
                            Cynthia M. Dunnett, Esq.
                               Riordan & McKinzie
                       300 South Grand Avenue, Suite 2900
                         Los Angeles, California  90071

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                         PROPOSED           PROPOSED
     TITLE OF EACH CLASS OF             AMOUNT           MAXIMUM             MAXIMUM          AMOUNT OF
        SECURITIES TO BE                TO BE         OFFERING PRICE        AGGREGATE        REGISTRATION
           REGISTERED                 REGISTERED      PER SHARE/(1)/   OFFERING PRICE/(1)/       FEE
---------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value      1,500,000 shares          $6.6875           $10,031,250      $3,459.05
=========================================================================================================

/(1)/ Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices for the Company's Common Stock as reported on the Nasdaq National Market on September 22, 1995.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents which have been filed by Merisel, Inc. (the "Company") with the Commission, as noted below, are incorporated by reference into this Registration Statement:

 (1) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1994;

 (2)      All other reports filed by the Company pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1994, the end of the Company's most recently completed fiscal year for which an Annual Report on Form 10-K was filed; and

 (3) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A under the Exchange Act filed on August 30, 1988 and declared effective on October 19, 1988.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


ITEM 4.  DESCRIPTION OF SECURITIES.

 Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

 Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company is a Delaware corporation. Article VII of the Company's Certificate of Incorporation provides that the Company may indemnify its officers and directors to the full extent permitted by law. Section 145 of the General Corporation Law of the State of Delaware ("GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

  Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his conduct was unlawful.

  Subsection (b) of the Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

  Article VI of the Company's Certificate of Incorporation currently provides that each director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper benefit.

  The Company has entered into indemnity agreements with each of its directors. The indemnity agreements generally indemnify such persons against liabilities arising out of their service in their capacities as directors, officers, employees or agents of the Company. The Company may from time to time enter into indemnity agreements with additional individuals who become officers and/or directors of the Company.


ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

 Not applicable.


ITEM 8.  EXHIBITS.

 4.1  1991 Employee Stock Option Plan of the Company (as amended).

 5.1 Opinion of Riordan & McKinzie as to the legality of the Common Stock registered hereby.

23.1 Consent of Riordan & McKinzie - contained in the opinion filed as Exhibit 5.1.

23.2  Consent of Deloitte & Touche LLP.

24.1  Power of Attorney - contained on page S-1 hereof.

ITEM 9.  UNDERTAKINGS.

 (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 28th day of September 1995.

                                     Merisel, Inc.



                                     By: /s/ James L. Brill
                                        ---------------------------------------
                                        James L. Brill
                                        Senior Vice President-Finance,
                                        Chief Financial Officer and Secretary


  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Pickett and James L. Brill and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                            Title                          Date
-----------------------------   ------------------------------------   ------------------
   /s/ Michael D. Pickett       Chairman of the Board of Directors,    September 28, 1995
-----------------------------     President and Chief Executive
     Michael D. Pickett           Officer
                                  (Principal Executive Officer)


/s/ James L. Brill              Senior Vice President-Finance, Chief   September 28, 1995
-----------------------------     Financial Officer, Secretary and
James L. Brill                    Director (Principal Financial
                                  Officer)


/s/ Gary A. Schultz             Corporate Controller                   September 28, 1995
-----------------------------     (Principal Accounting Officer)
Gary A. Schultz


/s/ Dr. Arnold Miller           Director                               September 28, 1995
-----------------------------
Dr. Arnold Miller

          Signature                            Title                          Date
-----------------------------   ------------------------------------   ------------------
/s/ Joseph Abrams               Director                               September 28, 1995
-----------------------------
Joseph Abrams


/s/ Lawrence J. Schoenberg      Director                               September 28, 1995
-----------------------------
Lawrence J. Schoenberg


/s/ Dwight Steffensen           Director                               September 28, 1995
-----------------------------
Dwight Steffensen

/s/ David L. House              Director                               September 28, 1995
-----------------------------
David L. House

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.              Description of Document
-----------              -----------------------
    4.1            1991 Employee Stock Option Plan of the Company (as amended).

    5.1 Opinion of Riordan & McKinzie as to the legality of the Common Stock registered hereby.

   23.1 Consent of Riordan & McKinzie - contained in the opinion filed as Exhibit 5.1.


   23.2            Consent of Deloitte & Touche LLP.

   24.1            Power of Attorney - contained on page S-1 hereof.
